Exhibit 99.2

CONVERTIBLE NOTE PURCHASE AND INVESTMENT OBLIGATION AGREEMENT

THIS CONVERTIBLE NOTE PURCHASE AND INVESTMENT OBLIGATION AGREEMENT (this “Agreement”), is made as of the 5th day of March, 2026 by and among Scipher Medicine Corporation, a Delaware corporation (the “Company”), and the investors listed on Exhibit A-1 attached to this Agreement (each a “Purchaser” and together, the “Purchasers”).

RECITALS

The Purchasers desire to lend to the Company, and the Company desires to borrow from the Purchasers, $5,870,325 or more in the form of senior convertible promissory notes, and the Purchasers also desire to purchase $23,485,000 or more in shares of Common Stock (as defined below) (or the equivalent equity of a successor to the Company) in the event of a Strategic Transaction (as defined below), in the manner and upon the terms and conditions hereinafter set forth.

Certain of the Purchasers are parties to that that Convertible Note Purchase Agreement dated February 28, 2025, between the Company and the investors listed on Exhibit A-1 thereto (the “Prior Purchase Agreement”) pursuant to which the Company issued and sold convertible promissory notes from February 2025 through August 2025 (such notes, the “Prior Notes”). The Company and the Purchasers desire (i) to allow holders of the Prior Notes to exchange such Prior Notes for the notes issued under this Agreement, and (ii) to amend the terms of the Prior Notes, as set forth herein.

AGREEMENT

The parties hereby agree as follows:

1. Purchase and Sale of Convertible Notes.

1.1 Sale and Issuance of Convertible Notes. Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase, and the Company agrees to sell and issue to each Purchaser, at the Convertible Note Initial Closing (as defined below), the Company’s Senior Unsecured Convertible Promissory Notes substantially in the form attached hereto as Exhibit B (each, without distinction, a “Note” and, collectively, the “Notes”) in the original principal amounts for each Purchaser appearing beside such Purchaser’s name on Exhibit A-1 attached hereto under the heading “Convertible Note Initial Closing.” The obligations of the Purchasers hereunder to purchase the Notes are several and not joint.

1.2 Closings; Delivery.

(a) The initial purchase and sale of the Notes shall take place remotely via the exchange of documents and signatures on the date hereof, or at such other time and place as the Company and the Purchasers mutually agree, orally or in writing (which time and place are designated as the “Convertible Note Initial Closing”). In the event there is more than one closing, including, without limited, any Convertible Note Additional Closing (as defined below),the term “Closing” shall apply to each such closing unless otherwise specified.

(b) At each Closing, the Company shall issue and deliver to each Purchaser a Note in the aggregate principal amount set forth opposite such Purchaser’s name on Exhibit A-1 attached hereto against payment by the Purchaser of the principal amount of such Note by wire transfer to a bank account designated by the Company or by cancellation or conversion of indebtedness or other convertible securities of the Company to the Purchaser, including interest and the Prior Notes, or by any combination of such methods (collectively, the “Consideration”).

1.3 Sale of Additional Notes. Promptly following the Convertible Note Initial Closing, the Company shall conduct an offering to the Preferred Stockholders who are not already parties to this Agreement and shall offer each Preferred Stockholder the right to participate in such offering by allowing such Preferred Stockholder to purchase a Note or Notes (each such closing, an “Convertible Note Additional Closing” and any such participating Preferred Stockholder, an “Additional Purchaser”); provided that (i) such Convertible Note Additional Closing is consummated on or prior to thirty (30) days after the Convertible Note Initial Closing (the “Additional Closing Deadline”), and (ii) each Additional Purchaser becomes a party to this Agreement by executing and delivering a counterpart signature page or joinder hereto. The Company shall update Exhibit A-1 to this Agreement to reflect the principal amounts of the Notes issued at each such Closing and the Additional Purchasers purchasing such Notes.

1.4 Investment Obligation for Strategic Transaction. By executing this Agreement, each Purchaser agrees that, if at any time on or prior to June 20, 2026, and subject to the terms and conditions set forth in this Section 1.4, the Board approves a Strategic Transaction, then each Purchaser shall wire to the Company an amount equal to or greater than such Purchaser’s Strategic Transaction Pro Rata Amount on or before the Strategic Transaction Closing Deadline (such obligation of each Purchaser, the “Investment Obligation”), which funds shall be maintained by the Company in accordance with Section 1.7(b) below. Any such funds wired by a Purchaser to the Company shall be referred to as “Investment Obligation Funds.” The “Strategic Transaction Closing Deadline” shall be a date on or prior to June 30, 2026, as determined by the Board, which date shall be no earlier than five (5) Business Days following the Company’s delivery to the Purchasers of a notice (the “Strategic Transaction Closing Notice”) confirming the Board’s approval of a Strategic Transaction and the date of the Strategic Transaction Closing Deadline. Upon prior written notice to the Company, any Purchaser may fulfill its Investment Obligation by wiring such Purchaser’s Strategic Transaction Pro Rata Amount to the Company at any time on or prior to the Strategic Transaction Closing Deadline. Each Purchaser agrees that, in the event that the Board approves a Strategic Transaction, such Purchaser will execute and deliver to the Company all of the transaction documents approved by the Board related to the PIPE (as defined below); provided that such documents (i) are the same documents to be entered into by the other investors participating in the PIPE, and (ii) have customary exceptions applicable to the Purchaser, including limited representations, warranties, liability and indemnification obligations for the Purchaser.

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1.5 Special Mandatory Conversion. If any Preferred Stockholder (i) fails to purchase a Note or Notes in an aggregate amount at least equal to 90% of such Preferred Stockholder’s Convertible Note Pro Rata Amount (excluding any Prior Note Consideration applicable to such Preferred Stockholder) on or prior to the Additional Closing Deadline, or (ii) fails to wire funds to the Company in an aggregate amount at least equal to 90% of such Preferred Stockholder’s Strategic Transaction Pro Rata Amount on or prior to the Strategic Transaction Closing Deadline (in either case, such Preferred Stockholder a “Defaulting Preferred Stockholder” and any such amount not purchased or wired by such Defaulting Preferred Stockholder, the “Defaulted Amount”), then the Company shall send written notice (the “Second Notice”) to such Defaulting Preferred Stockholder of such Defaulting Preferred Stockholder’s noncompliance with the provisions of this Section 1.5 and provide such Defaulting Preferred Stockholder no more than two (2) Business Days from the date of the Second Notice to remedy such noncompliance and purchase such Defaulted Amount (the “Remedy Deadline”). If the Defaulting Preferred Stockholder fails to provide the Defaulted Amount to the Company by the Remedy Deadline, then each share of Preferred Stock held by such Defaulting Preferred Stockholder or any of its Affiliates or any assignee or transferee of the shares of Preferred Stock of such Defaulting Preferred Stockholder or any of its Affiliates or any of its and their assignees or transferees shall automatically and without further action on the part of such Persons be converted, effective upon the Remedy Deadline, into shares of Common Stock (as defined below) at a rate of ten (10) shares of Preferred Stock to one (1) share of Common Stock pursuant to, and as further provided in, Section 5.3 of Part B Article Fourth of the Restated Certificate (a “Special Mandatory Conversion”). The provisions of this Section 1.5 shall apply to any Preferred Stockholder of the Company notwithstanding the fact that such Preferred Stockholder may not be a party to this Agreement provided that, with respect to any Preferred Stockholder that has not signed this Agreement at the Convertible Note Initial Closing, the Company shall have sent to such Preferred Stockholder a copy of this Agreement and given such Preferred Stockholder the opportunity to become a party to this Agreement as an Additional Purchaser and purchase its Convertible Note Pro Rata Amount in accordance with the provisions of this Agreement at least ten (10) days prior to the Additional Closing Deadline.

1.6 Aggregation of Pro Rata Among Affiliates. For purposes of determining the aggregate principal amount of the Notes purchased by a Preferred Stockholder for purposes of Section 1.5, any Affiliate or group of Affiliates of such Preferred Stockholder shall be permitted to purchase up to all of the aggregate principal amount of such Notes on behalf of the Preferred Stockholder (provided, that no principal amount of any purchased Notes shall be attributed to more than one Person within any such group of Affiliates), and any purchases made by such Affiliate or group of Affiliates on behalf of such Preferred Stockholder shall be deemed to have been made by such Preferred Stockholder for purposes of Section 1.5.

1.7 Use of Proceeds.

(a) In accordance with the directions of the Board, the Company will use the proceeds from the sale of the Notes for general corporate purposes.

(b) The Company agrees that all Investment Obligation Funds will be held by the Company in escrow for the benefit of the Purchaser that wired such Investment Obligation Funds to the Company and that such funds shall be used solely for the purchase of shares of common stock (or their equivalent) of Chemomab Therapeutics Ltd. (“Chemomab”) in a private placement in public equity transaction (the “PIPE”), effective as of the closing of such Strategic Transaction. In the event (a) the Company and Chemomab enter into a definitive merger or similar agreement for the Strategic Transaction and such definitive agreement is subsequently terminated, or (b) the PIPE is not consummated by June 30, 2026, the Company shall promptly return to each Purchaser the amount of the Investment Obligation Funds such Purchaser wired to the Company. Except as expressly provided in this Section 1.7(b), no Purchaser shall have any right to the return of such Purchaser’s Investment Obligation Funds wired to the Company.

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1.8 Amendment of Prior Notes; Exchange of Prior Notes.

(a) Amendment of Prior Notes. Each of the undersigned Purchasers who are holders of Prior Notes (each a “Prior Noteholder”), together comprising the “Requisite Purchasers” under the Prior Purchase Agreement sufficient to amend and/or waive the provisions of all of the Prior Notes, agree to sign the amendment to the Prior Notes attached hereto as Exhibit E (the “Amendment No. 1 to Prior Notes”) to be effective immediately prior to the Initial Closing.

(b) Exchange of Prior Notes. Each of the undersigned Purchasers who are Prior Noteholders (each a “Prior Noteholder”), together comprising the “Requisite Purchasers” under the Prior Purchase Agreement, hereby agree on their own behalf and on behalf of all holders of such Prior Notes, that, for each Prior Note held by a Prior Noteholder who purchases a new Note or Notes hereunder in an aggregate amount at least equal to 90% of such Prior Noteholder’s Convertible Note Pro Rata Amount on or prior to the Additional Closing Deadline, (i) the sum of the outstanding principal amount and accrued interest of each such Prior Note, calculated as of March 5, 2026 for administrative purposes (the “Prior Note Consideration”), which amount is set forth opposite each such Prior Noteholder’s name on the Schedule of Purchasers, shall automatically be exchanged and applied to the new Note purchased by such Purchaser hereunder, along with any additional Consideration paid to the Company by such Prior Noteholder and set forth opposite each such Prior Noteholder’s name on the Schedule of Purchasers for Notes, and any such Prior Notes held by such Prior Noteholders (the “Exchanged Notes”) and all obligations set forth therein shall be immediately deemed cancelled and terminated in their entirety, including, but not limited to, any security interest effected therein, (ii) to the extent the terms of Exchanged Notes held by such Prior Noteholders may conflict with the terms hereof, the terms of such Exchanged Notes are hereby automatically amended to be consistent with the terms hereof, (iii) the Prior Noteholder’s rights to receive any interest on the Exchanged Notes accrued after March 5, 2026 are hereby irrevocably waived and (iv) each such Prior Noteholder hereby unconditionally and irrevocably waives all notices, defaults, events of default and breaches that may have occurred under the Exchanged Notes held by such Prior Noteholders. Notwithstanding the foregoing or anything to the contrary contained herein, the cancellation, release and extinguishment of such Exchanged Notes shall be effective upon the Initial Closing whether or not such Exchanged Notes are delivered in physical form to or marked as cancelled by the Company and all obligations set forth therein shall be immediately deemed terminated in their entirety. At the Initial Closing, the Company will issue and deliver to each such undersigned Prior Noteholder a Note in original principal amount equal to the Prior Note Consideration plus any additional Consideration paid by the Purchaser at the Initial Closing.

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1.9 Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below or elsewhere in this Agreement.

(a) “Affiliate” means, with respect to any specified Person, (i) any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisors of, or shares the same management company or investment advisor with, such Person and (ii) (A) any other Person who, directly or indirectly, controls the voting power of all shares of voting capital stock of the Company held by such Person by irrevocable proxy or (B) any other Person over which such Person, directly or indirectly, controls the voting power of all voting shares of capital stock of the Company held by such other Person by irrevocable proxy.

(b) “Aggregate Pro Rata Amount” of each Preferred Stockholder is set forth across from such Purchaser’s name on Exhibit A-2 attached hereto under the column heading “Aggregate Pro Rata Amount” and is calculated by multiplying $29,355,325.00 by a fraction, the numerator of which is equal to the number of shares of Preferred Stock held by such Preferred Stockholder, and the denominator of which is equal to 7,673,822, representing the aggregate number of outstanding shares of Preferred Stock held by all Preferred Stockholders as of the date hereof.

(c) “Applicable Discount Rate” means (i) with respect to any Notes issued to a Purchaser that (together with its Affiliates) purchases Notes in aggregate principal amount (excluding any Prior Note Consideration applicable to such Purchaser) representing at least 90%, but less than 110%, of such Purchaser’s Convertible Note Pro Rata Amount for all consummated Closings, 80%, (ii) with respect to any Notes issued to a Purchaser that (together with its Affiliates) purchases Notes in aggregate principal amount (excluding any Prior Note Consideration applicable to such Purchaser) representing at least 110%, but less than 125%, of such Purchaser’s Convertible Note Pro Rata Amount for all consummated Closings, 70% and (iii) with respect to any Notes issued to a Purchaser that (together with its Affiliates) purchases Notes in aggregate principal amount (excluding any Prior Note Consideration applicable to such Purchaser) representing at least 125% of such Purchaser’s Convertible Note Pro Rata Amount for all consummated Closings, 60%.

(d) “Board” means the Board of Directors of the Company.

(e) “Business Day” means any day other than a Saturday, Sunday or a legal holiday on which national banks are not open for general business in the State of New York.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Common Stock” means the Company’s common stock, par value $0.001 per share.

(h) “Convertible Note Pro Rata Amount” of each Preferred Stockholder means the amount set forth across from such Purchaser’s name on Exhibit A-2 attached hereto under the column heading “Convertible Note Pro Rata Amount” and is calculated by multiplying the Aggregate Pro Rata Amount of such Preferred Stockholder by 20%.

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(i) A Purchaser’s “Excess Investment Amount” means the amount calculated as follows:

(a) If the Total Pre-Closing Funded Amount is equal to or less than $5,000,000, the Excess Investment Amount for a Purchaser shall be the full amount, if any, by which the aggregate principal amount of all Notes purchased by such Purchaser in all Closings exceeds such Purchaser’s Convertible Note Pro Rata Amount;

(b) If the Total Pre-Closing Funded Amount is more than $5,000,000 and the aggregate principal amount of all Notes purchased by all Purchasers in all Closings equals or exceeds each Purchaser’s Convertible Note Pro Rata Amount, each Purchaser’s Excess Investment Amount shall be zero; and

(c) If the Total Pre-Closing Funded Amount is more than $5,000,000 and any Purchaser purchases Notes in combined aggregate principal amount that is less than such Purchaser’s Convertible Note Pro Rata Amount (each, a “Non-Excess Investor”):

(1) the Excess Investment Amount for each Non-Excess Investor shall be zero, and

(2) the Excess Investment Amount for each Purchaser that purchases Notes with a combined aggregate principal amount in all Closings combined that is more than such Purchaser’s Convertible Note Pro Rata Amount (an “Oversubscribing Purchaser”) shall equal the product obtained by multiplying (A) (I) $5,000,000 less (II) the aggregate principal amount of all Notes purchased by all Non-Excess Investors in all Closings, less (III) the sum of all Oversubscribing Purchasers’ aggregate Convertible Note Pro Rata Amounts, by (B) the quotient obtained by dividing (i) the aggregate principal amount of all Notes purchased by such Oversubscribing Purchaser in all Closings that exceeds such Oversubscribing Purchaser’s Convertible Note Pro Rata Amount, by (ii) the aggregate principal amount of all Notes purchased by all Oversubscribing Purchasers in all Closings that exceeds the sum of all such Oversubscribing Purchasers’ Convertible Note Pro Rata Amounts.

(j) “Knowledge” including the phrase “to the Company’s Knowledge” (and words of similar import) shall mean the actual knowledge after reasonable investigation of Reginald Seeto and Courtney Morris.

(k) “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.

(l) “Omnibus Amendment” means that certain Omnibus Amendment among the Company and the Purchasers, in the form of Exhibit C attached to this Agreement

(m) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(n) “Pre-Closing Funded Amount” with respect to a Purchaser means the amount equal to the lesser of (I) the aggregate principal amount of Notes purchased by such Purchaser in all Closings (excluding any Prior Note Consideration applicable to such Purchaser), and (II) the sum of (a) such Purchaser’s Convertible Note Pro Rata Amount plus (b) such Purchaser’s Excess Investment Amount, if any.

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(o) “Preferred Stock” means the Company’s preferred stock, par value $0.001 per share.

(p) “Preferred Stockholder” means any holder of Preferred Stock.

(q) “Requisite Purchasers” means the holders of Notes or Prior Notes issued by the Company representing at least sixty percent (60%) of the aggregate principal amount of the Notes and Prior Notes then outstanding.

(r) “Restated Certificate” shall mean the Fifth Amended and Restated Certificate of Incorporation of the Company, as amended, as may be amended and/or restated from time to time.

(s) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(t) “Strategic Transaction” means the proposed reverse merger transaction by and between the Company and Chemomab (or an affiliate thereof) consummated pursuant to a definitive merger, acquisition or similar agreement between the parties.

(u) “Strategic Transaction Pro Rata Amount” of each Preferred Stockholder means the amount (A) set forth across from such Purchaser’s name on Exhibit A-2 attached hereto under the column heading “Strategic Transaction Pro Rata Amount,” which is calculated by multiplying the Aggregate Pro Rata Amount of such Preferred Stockholder by 80%, less (B) such Purchaser’s Pre-Closing Funded Amount.

(v) “Total Pre-Closing Funded Amount” means the amount equal to the sum aggregate principal amount of all Notes purchased by all Purchasers in all Closings (excluding all Prior Note Consideration applicable to such Purchasers).

(w) “Transaction Agreements” means this Agreement and the Notes.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, (i) with respect to the Convertible Note Initial Closing, except as set forth on the schedule attached as Exhibit D to this Agreement (the “Disclosure Schedule”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the applicable Closing, except as otherwise indicated. For purposes of these representations and warranties (other than those in Sections 2.1, 2.2 and 2.3), the term the “Company” shall include any subsidiaries of the Company, unless otherwise noted herein. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 2, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections.

2.1 Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

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2.2 Authorization. All corporate action required to be taken by the Company’s Board and stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Notes at the applicable Closing, has been taken or will be taken prior to the applicable Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the applicable Closing, and the issuance and delivery of the Notes has been taken or will be taken prior to the applicable Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3 Governmental Consents and Filings. As of the Convertible Note Initial Closing, assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

2.4 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened in writing that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

2.5 Compliance with Other Instruments. The Company is not in violation or default (a) of any provisions of the Restated Certificate or Bylaws, (b) of any instrument, judgment, order, writ or decree, (c) under any note, indenture or mortgage, or (d) of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.6 Full Disclosure. The Company has made available to the Purchasers all the information in respect of the Company, reasonably available to the Company that such Purchasers have requested for deciding whether to acquire the Notes and assume the Investment Obligation. Neither this Agreement (including the Schedules hereto) nor any certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, in view of the circumstances in which they were made.

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3. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

3.1 Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements to which it is a party. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable against such Purchaser in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Notes to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement, or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any Notes. The Purchaser has not been formed for the specific purpose of acquiring the Note.

3.3 Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs, and the terms and conditions of the offering of the Notes with the Company’s management. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

3.4 Restricted Securities. The Purchaser understands that the Notes have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Notes are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Notes indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Notes. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Notes, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

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3.5 No Public Market. The Purchaser understands that no public market now exists for the Notes, and that the Company has made no assurances that a public market will ever exist for the Notes.

3.6 Legends. The Purchaser understands that the Notes may bear one or all of the following legends:

(a) “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b) Any legend set forth in, or required by, the other Transaction Agreements.

(c) Any legend required by the securities laws of any state to the extent such laws are applicable to the securities represented by the certificate, instrument or book entry so legended.

3.7 Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8 Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Notes or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Notes, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Notes. The Purchaser’s subscription and payment for and continued beneficial ownership of the Notes will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

3.9 No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders, or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Notes.

3.10 Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Notes.

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3.11 Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A-1; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on Exhibit A-1.

4. Conditions to the Purchasers’ Obligations at the Closing. The obligations of each Purchaser to purchase Notes at the applicable Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of such Closing.

4.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

4.3 Compliance Certificate. The President of the Company shall deliver to the Purchasers at the Convertible Note Initial Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall be obtained and effective as of the applicable Closing.

4.5 Omnibus Amendment. Each Purchaser shall have executed and delivered the Omnibus Amendment at the applicable Closing.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Notes to the Purchasers at the applicable Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

5.1 Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all respects as of the applicable Closing.

5.2 Performance. The Purchasers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the applicable Closing.

5.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall be obtained and effective as of the applicable Closing.

5.4 Omnibus Amendment. The Company and each Purchaser at the Convertible Note Initial Closing shall have executed and delivered the Omnibus Amendment.

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6. Miscellaneous.

6.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the applicable Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of and be enforceable by each Person who or which shall be a holder of the Notes from time to time, and may be transferred or assigned by such Purchaser only to (a) any Person to which Notes are transferred by such Purchaser, or (b) any Affiliate of such Purchaser, and, in each permitted case, such transferee shall be deemed a “Purchaser” for purposes of this Agreement; provided that each such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement; provided however that any Notes held by a Defaulting Preferred Stockholder may not be transferred or assigned without the prior written consent of the Company. The Company may assign its rights under this Agreement upon the closing of, and pursuant to, a Strategic Transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.4 Counterparts. This Agreement and the Notes may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5 Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All dollar amounts used in or resulting from any calculation in this Agreement will be rounded to the nearest whole cent; provided, however, that de minimis discrepancies attributable to rounding to a whole cent shall not be construed to the detriment of any Preferred Stockholder.

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6.6 Notices.

(a) General. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the Person to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications shall be sent to the respective Person at their mailing address or email address as set forth on the signature page or Exhibit A-1, or if such mailing address or email address is not included on a signature page or Exhibit A-1 below, to the mailing address or email address on file with the Company, including the contact email of any Preferred Stockholder in the Company’s account on eShares, Inc. (DBA Carta, Inc.), or to such e-mail address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 6.6. If notice is given to the Company, a copy (which copy shall not constitute notice) shall also be sent to Paul Hastings, LLP, 1117 California Ave, Palo Alto, CA 94304, Attn: Jeff Hartlin, email: jeffhartlin@paulhastings.com.

(b) Consent to Electronic Notice. Each Purchaser consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the e-mail address set forth below such Purchaser’s name on the signature page or Exhibit A-1, as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Purchaser agrees to promptly notify the Company of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

6.7 No Finder’s Fees. Each Purchaser represents severally and not jointly that it neither is nor will be obligated for any finder’s fee or commission in connection with the transactions contemplated by this Agreement. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8 Amendments and Waivers. Any term of this Agreement or the Notes may be amended, terminated or waived only with the written consent of the Company and the Requisite Purchasers. Any amendment, termination or waiver effected in accordance with this Section 6.8 shall be binding upon the Purchasers and each transferee of the Notes, each future holder of all such securities, and the Company. Notwithstanding the foregoing, except with respect to Notes held by Defaulting Preferred Stockholders and their Affiliates as provided in Section 1.7 hereof, neither this Agreement nor any Note may be amended, modified, or terminated and the observance of any term hereunder or thereunder may not be waived with respect to any Purchaser, as the case may be, without the written consent of such Purchaser, as the case may be, unless such amendment, modification, termination, or waiver applies to all Purchasers in the same fashion.

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6.9 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.11 Entire Agreement. This Agreement (including the Exhibits hereto) and the Notes constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.12 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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6.13 No Commitment for Additional Financing. The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Notes and the Investment Obligation, as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (a) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (b) the Company shall not rely on any such statement by any Purchaser or its representatives, and (c) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Except as set forth herein, Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

6.14 Waiver of Conflicts. Each party to this Agreement acknowledges that Paul Hastings, LLP, counsel for the Company, may have in the past performed, and may continue to or in the future perform, legal services for certain of the Purchasers in matters that are similar, but not substantially related, to the transactions described in this Agreement, including the representation of such Purchasers in venture capital financings and other matters. Accordingly, each party to this Agreement hereby acknowledges that (a) they have had an opportunity to ask for information relevant to this disclosure, and (b) Paul Hastings, LLP, represents only the Company with respect to the Agreement and the transactions contemplated hereby. The Company gives its informed consent to Paul Hastings, LLP’s representation of the Purchasers in matters not substantially related to this Agreement, and the Purchasers give their informed consent to Paul Hastings, LLP’s representation of the Company in connection with this Agreement and the transactions contemplated hereby.

[Signature Page Follows]

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In Witness Whereof, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

COMPANY:

SCIPHER MEDICINE CORPORATION

By:	/s/ Reginald Seeto
Name:	Reginald Seeto
Title:	President and Chief Executive Officer

Signature Page To Scipher Medicine Corporation

Convertible Note Purchase And Investment Obligation Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

KHOSLA VENTURES SEED D, LP

By:	/s/ John Demeter
Name:	John Demeter
Title:	General Counsel
Address:	[***]

KHOSLA VENTURES VI, LP

By:	/s/ John Demeter
Name:	John Demeter
Title:	General Counsel
Address:	[***]

Signature Page To Scipher Medicine Corporation

Convertible Note Purchase And Investment Obligation Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

NORTHPOND CAPITAL, LP

By:	/s/ Patrick Smerkers
Name:	Patrick Smerkers
Title:	Authorized Signatory
Address:	[***]

Signature Page To Scipher Medicine Corporation

Convertible Note Purchase And Investment Obligation Agreement

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

INVESTORS:

BLUE OWL HEALTHCARE OPPORTUNITIES IV LP

By:	Blue Owl Healthcare Opportunities GP IV LLC, its general partner

By:	/s/ Tim Anderson
Name:	Tim Anderson
Title:	Authorized Signatory

BLUE OWL HEALTHCARE OPPORTUNITIES EF IV LP

By:	Blue Owl Healthcare Opportunities GP IV LLC, its general partner

By:	/s/ Tim Anderson
Name:	Tim Anderson
Title:	Authorized Signatory
Address:	[***]

Signature Page To Scipher Medicine Corporation

Convertible Note Purchase And Investment Obligation Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

NEUBERGER BERMAN PRINCIPAL STRATEGIES PRIMA FUND LP

By:	Neuberger Berman Investment Advisers LLC, its investment manager

By:	/s/ Gabe Cahill
Name:	Gabe Cahill
Title:	Managing Director
Address:	[***]

Signature Page To Scipher Medicine Corporation

Convertible Note Purchase And Investment Obligation Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTOR:

HV FUND, SCS RAIF - HV FUND VENTURE DIRECT 2

By:	/s/ Stefan Gabriel
Name:	Stefan Gabriel
Title:	CEO Hitachi Ventures

By:	/s/ Wolfgang Seibold
Name:	Wolfgang Seibold
Title:	CFO Hitachi Ventures
Address:	[***]

Signature Page To Scipher Medicine Corporation

Convertible Note Purchase And Investment Obligation Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STEFAN KRIEGLSTEIN

By:	/s/ Stefan Krieglstein
Address:	[***]

Signature Page To Scipher Medicine Corporation

Convertible Note Purchase And Investment Obligation Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PURCHASER: COBALT VENTURES, L.L.C.

By:	/s/ Philip Bowling
Name:	Philip Bowling
Title:	President
Address:	[***]

Signature Page To Scipher Medicine Corporation

Convertible Note Purchase And Investment Obligation Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PURCHASER:

GRANPOOL HUNGARY KFT.

By:	/s/ Miklos Kóbor
Name:	Miklos Kóbor
Title:	Managing Director
Address:	[***]

Signature Page To Scipher Medicine Corporation

Convertible Note Purchase And Investment Obligation Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

BT VENTURES S.R.O.

By:	/s/ Miroslav Tvrzník
Bpd partners a.s. represented by Miroslav Tvrzník
Managing Director

By:	/s/ Pavel Brůžek Jr.
Pavel Brůžek Jr.
Managing Director

Signature Page To Scipher Medicine Corporation

Convertible Note Purchase And Investment Obligation Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

HOLSTER PRIVATSTIFTUNG

By:	/s/ Josef Schuch
Name:	Josef Schuch
Title:	Director

By:	/s/ Daniel Kartje
Name:	Daniel Kartje
Title:	Director

Signature Page To Scipher Medicine Corporation

Convertible Note Purchase And Investment Obligation Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

CHRISTOPH KLETZER

By:	/s/ Christoph Kletzer
Name:	Christoph Kletzer
Title:
Address:

Signature Page To Scipher Medicine Corporation

Convertible Note Purchase And Investment Obligation Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

TACHYON VALLEY BIOLABS LLC

By:	Tachyon Ventures LLC, its managing partner

By:	/s/ Cristina Escoda
Cristina Escoda, Managing Director

Signature Page To Scipher Medicine Corporation

Convertible Note Purchase And Investment Obligation Agreement